EXHIBIT 5.1
[Opinion of Greenberg Traurig LLP and P.A.]
April 13, 2007
Mastec, Inc.
800 S. Douglas Road
12th Floor
Coral Gables, Florida 33134
Re: Registration Statement on Form S-4
Ladies and Gentlemen:
     We have acted as counsel for Mastec, Inc., a Florida corporation (the “Company”), and each of the subsidiaries of the Company named on Schedule I attached hereto (the “Guarantors” and, together with the Company, the “Registrants”), in connection with the filing by the Company with the Securities and Exchange Commission (the “Commission”) of a registration statement on Form S-4 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”), relating to the issuance and exchange of up to $150,000,000 aggregate principal amount of new 7 5/8% Senior Notes due 2017 (the “New Notes”) of the Company which are unconditionally guaranteed by the Guarantors as to the payment of principal and interest, to be offered in exchange for all outstanding 7 5/8% Senior Notes due 2017 of the Company (the “Original Notes”), which have certain transfer restrictions, are unconditionally guaranteed by the Guarantors as to the payment of principal and interest and were originally issued and sold in reliance upon an exemption from registration under the Act.
     The Original Notes were issued under, and the New Notes will be issued under, the indenture, dated as of January 31, 2007, by and among the Company, the Guarantors, and U.S. Bank National Association, as trustee (the “Indenture”). The Indenture includes the Guarantors’ unconditional guarantee of the payment by the Company of the principal of, and interest outstanding on, the New Notes. The exchange of the Original Notes for the New Notes will be made pursuant to an exchange offer contemplated by the Registration Statement (the “Exchange Offer”).
     In rendering the opinions expressed herein, we examined (i) the Indenture; (ii) the form of the New Notes; (iii) the respective certificates of incorporation (or equivalent), as amended, and by-laws (or equivalent) of the Guarantors who are organized under the laws of Delaware, Florida or Texas (the “Opinion Guarantors”) and the Company; and (iv) the records of corporate proceedings related to the Exchange Offer of the Company and the Opinion Guarantors.
     In addition, we have examined, and have relied as to matters of fact upon such corporate records, agreements, documents and other instruments and such certificates or comparable documents of public officials and of officers and representatives of the Company, and have made such other and further investigations, as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth.
     In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, the authenticity of the originals of such latter documents and that with respect to all parties to agreements or instruments relevant hereto (other than the Company and the Opinion Guarantors) that such parties had the requisite power and authority (corporate or otherwise) to execute, deliver and perform such agreements or instruments, that such agreements or instruments have been duly authorized by all requisite action (corporate or otherwise) on the part of such parties, and that such agreements or instruments have been duly executed and delivered by such parties.
     Based upon the foregoing, and subject to the qualifications and limitations stated herein, we are of the opinion that:
     1. When issued and delivered by the Trustee in accordance with the terms of the Indenture (assuming the due authorization, execution and delivery of the Certificate of Authentication by the Trustee), the New Notes will constitute the valid and binding obligations of the Company and
     2. When the New Notes are issued and delivered by the Trustee in accordance with the terms of the Indenture (assuming the due authorization, execution and delivery of the Certificate of Authentication by the Trustee), the Indenture will constitute the valid and binding obligations of each Guarantor.
     The opinions set forth above are subject to (i) the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other laws relating to or affecting creditors’ rights generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law), (iii) the discretion of the court before which any proceeding therefor may be brought and (iv) to the extent required by any jurisdiction in which the New Notes are being executed in, the payment of any documentary stamp taxes that may be due in connection therewith. Our opinions in paragraph 2 above are also subject to the qualification that the obligations of the Opinion Guarantors under their guarantees contained in the Indenture are subject to the defenses available to a surety or guarantor under applicable law, but the waivers of such defenses set forth in the Indenture are enforceable, subject to our other qualifications and exceptions set forth herein.
     We express no opinion with respect to:
     (A) the effect of any provision of the Indenture or the New Notes which is intended to permit modification or waiver thereof only by means of an agreement signed in writing by the parties thereto;

     (B) the effect of any provision of the Indenture or the New Notes imposing penalties or forfeitures or any late charges, prepayment penalties, default interest or other similar provisions which may be deemed to constitute penalties;
     (C) the enforceability of any provision of any of the Indenture or the New Notes to the extent that such provision constitutes a waiver of illegality as a defense to performance of contract obligations;
(D) the effect of waivers of applicable statutes of limitations;
     (E) the enforceability of any provision of the Indenture regarding the severability of clauses or provisions of that document;
     (F) the effect of any provision of the Indenture or the New Notes relating to indemnification, contribution or exculpation in connection with violations of any securities laws or relating to indemnification, contribution or exculpation in connection with willful, reckless or criminal acts or negligence of the indemnified or exculpated person or the person receiving contribution;
     (G) the enforceability of the provisions of the Indenture or the New Notes (i) restricting access to legal or equitable remedies, (ii) purporting to waive or affect any rights to notices, (iii) allowing any party to declare indebtedness due and payable without notice (as some courts have held that acceleration may not be made except by an unequivocal act of the holder evidencing acceleration, which may include notice to the debtor), (iv) covenanting to take action the taking of which is discretionary with or subject to the approval of a third party or which is otherwise subject to contingencies the fulfillment of which are not within the control of the parties so covenanting, (v) providing for nonjudicial foreclosure, (vi) providing for specific performance and appointment of a receiver, (vii) providing that the Trustee’s or any holder of the New Notes failure to exercise any right, remedy or option under the documents shall not operate as a waiver, or (viii) purporting to establish evidentiary standards for suit or proceedings to enforce said documents; and
     (H) the validity, binding effect of enforceability of any provision of the Indenture and the New Notes related to choice of law, forum selection or submission to jurisdiction (including, without limitation, any express or implied waiver of any objection to venue in any court or of any objection that a court is an inconvenient forum) to the extent that the validity, binding effect or enforceability of any such provision is to be determined by any court other than a court of the State of New York.
     The opinions expressed herein are specifically limited to the laws of the State of New York and the federal law of the United States of America, except with respect to the underlying authorization, execution and delivery opinions under paragraph 1 and 2, for which we also opine as to the Delaware General Corporation Law and the laws of the States of Florida and Texas.
     Although we have acted as counsel to the Company in connection with certain other matters, our engagement is limited to certain matters about which we have been consulted. Consequently, there may exist matters of a legal nature involving the Registrants in connection with which we have not been consulted or represented the Company.
     This opinion letter is limited to the matters stated herein and no opinions may be implied or inferred beyond the matters expressly stated herein.
     The opinions expressed herein are as of the date hereof, and we assume no obligation to update or supplement such opinions to reflect any facts or circumstances that may hereafter come to our attention or any changes in law that may hereafter occur.
     This opinion letter is rendered to you solely for submission to the Commission as an exhibit to the Registration Statement and, accordingly, may not be relied upon by, quoted in any manner to, or delivered to any other person or entity without, in each instance, our prior written consent.
     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the heading “Legal Matters” in the prospectus included in the Registration Statement. In giving this consent, we do not admit that we are in the category of persons required under Section 7 of the Act or the rules and regulations of the Commission.

Very truly yours, GREENBERG TRAURIG, LLP
/s/ Greenberg Traurig, LLP

GREENBERG TRAURIG, P.A.
/s/ Greenberg Traurig, P.A.

Schedule I
Church & Tower, Inc., a Florida corporation
DirectStar TV, LLC, a North Carolina limited liability company
MasTec Asset Management Company, Inc., a Nevada corporation
MasTec Brazil I, Inc., a Florida corporation
MasTec Brazil II, Inc., a Florida corporation
MasTec Contracting Company, Inc., a Nevada corporation
MasTec FC, Inc., a Nevada corporation
MasTec Latin America, Inc., a Delaware corporation
MasTec North America AC, LLC, a Florida limited liability company
MasTec North America, Inc., a Florida corporation
MasTec of Texas, Inc., a Texas corporation
MasTec Services Company, Inc., a Florida corporation
MasTec Spain, Inc., a Florida corporation
MasTec TC, Inc., a Nevada corporation
MasTec Venezuela, Inc., a Florida corporation